Exhibit 99.2

BEACON ROOFING SUPPLY, INC.

Consolidated Balance Sheets
(in thousands, except share and per share amounts)

	December 31, 2015	September 30, 2015	December 31, 2014
	(unaudited)	(audited)	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$32,210	$45,661	$23,337
Accounts receivable, less allowance of $8,871, $6,298 and $8,138 at December 31, 2015, September 30, 2015 and December 31, 2014, respectively	489,172	399,732	269,383
Inventories, net	466,063	320,999	314,670
Prepaid expenses and other current assets	150,384	97,928	76,975
Deferred income taxes	31,938	2,309	14,629
Total current assets	1,169,767	866,629	698,994
Property and equipment, net	145,607	90,405	88,303
Goodwill	1,162,111	496,415	489,325
Intangibles, net	487,477	87,055	97,273
Other assets, net	1,270	1,233	10,916
TOTAL ASSETS	$2,966,232	$1,541,737	$1,384,811
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$347,205	$244,891	$163,367
Accrued expenses	151,547	124,794	72,738
Borrowings under revolver lines of credit	—	11,240	23,289
Current portion of long-term obligations	14,287	16,320	16,689
Total current liabilities	513,039	397,245	276,083
Long-term debt, net of current portion	722,888	170,200	180,657
Borrowings under revolver lines of credit	343,225	—	—
Deferred income taxes	132,605	68,809	64,165
Long-term obligations under equipment financing and other, net of current portion	43,322	22,367	34,112
Total liabilities	1,755,079	658,621	555,017
Commitments and contingencies
Stockholders’ equity:
Common stock (voting); $.01 par value; 100,000,000 shares authorized: 59,192,132 issued and outstanding at December 31, 2015; 49,790,743 issued and outstanding at September 30, 2015; and 49,476,380 issued and outstanding at December 31, 2014	591	497	494
Undesignated preferred stock; 5,000,000 shares authorized, none issued or outstanding	—	—	—
Additional paid-in capital	668,828	345,934	331,068
Retained earnings	564,523	557,405	508,035
Accumulated other comprehensive loss	(22,789)	(20,720)	(9,803)
Total stockholders’ equity	1,211,153	883,116	829,794
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,966,232	$1,541,737	$1,384,811

See accompanying notes

BEACON ROOFING SUPPLY, INC.

Consolidated Statements of Operations
(unaudited; in thousands, except share and per share amounts)

	Three Months Ended December 31,
	2015	2014
Net sales	$976,480	$596,042
Cost of products sold	743,292	458,477
Gross profit	233,188	137,565
Operating expenses	206,344	113,745
Income from operations	26,844	23,820
Interest expense, financing costs and other	16,256	2,655
Income before provision for income taxes	10,588	21,165
Provision for income taxes	3,470	8,258
Net income	$7,118	$12,907
Net income per share:
Basic	$0.12	$0.26
Diluted	$0.12	$0.26
Weighted-average shares used in computing net income per share:
Basic	58,972,913	49,428,842
Diluted	59,962,033	50,012,881

See accompanying notes

BEACON ROOFING SUPPLY, INC.

Consolidated Statements of Comprehensive Income
(unaudited; in thousands)

	Three Months Ended December 31,
	2015	2014
Net income	$7,118	$12,907
Other comprehensive loss:
Foreign currency translation adjustment	(2,469)	(3,189)
Unrealized gain loss due to change in fair value of derivatives, net of tax	—	(35)
Total other comprehensive loss, net of tax	(2,469)	(3,224)
Comprehensive income	$4,649	$9,683

See accompanying notes

BEACON ROOFING SUPPLY, INC.

Consolidated Statements of Cash Flows
(unaudited; in thousands)

	Three Months Ended December 31,
	2015	2014
Operating activities
Net income	$7,118	$12,907
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	23,671	8,257
Stock-based compensation	7,179	2,348
Certain interest expense and other financing costs	2,425	271
Loss/(Gain) on sale of fixed assets	(300)	(126)
Deferred income taxes	(333)	47
Other	426	(64)
Changes in assets and liabilities, net of the effects of businesses acquired:
Accounts receivable	95,715	99,643
Inventories	43,514	(861)
Prepaid expenses and other assets	(1,773)	(1,369)
Accounts payable and accrued expenses	(132,967)	(80,864)
Net cash provided by operating activities	44,675	40,189
Investing activities
Purchases of property and equipment	(2,153)	(3,138)
Acquisition of businesses	(941,156)	(69,746)
Proceeds from sales of assets	229	115
Net cash used in investing activities	(943,080)	(72,769)
Financing activities
Borrowings under revolving lines of credit	890,128	147,507
Repayments under revolving lines of credit	(549,378)	(142,440)
Borrowings under term loan	450,000	—
Repayments under term loan	(186,750)	(2,812)
Repayments under equipment financing facilities and other	(1,367)	(1,412)
Borrowings under Senior Notes	300,000	—
Payment of deferred financing costs	(27,813)	—
Proceeds from exercise of options	8,984	662
Excess tax benefit from stock-based compensation	1,501	53
Net cash provided by financing activities	885,305	1,558
Effect of exchange rate changes on cash	(351)	(113)
Net decrease in cash and cash equivalents	(13,451)	(31,135)
Cash and cash equivalents, beginning of period	45,661	54,472
Cash and cash equivalents, end of period	$32,210	$23,337
Supplemental cash flow information
Cash paid during the period for:
Interest	$10,827	$2,624
Income taxes, net of refunds	$7,621	$8,144

See accompanying notes

During the period, the company issued Common Stock with a value of $302 million and replacement awards with a value of $5 million in connection with the acquisition of Roofing Supply Group, LLC. which are accounted for as a non-cash investing activity.

See accompanying notes

BEACON ROOFING SUPPLY, INC.

Notes to Condensed Consolidated Financial Statements
(unaudited; in thousands, except share and per share data or otherwise indicated)

1. Basis of Presentation

Beacon Roofing Supply, Inc. (the “Company”) prepared the condensed consolidated financial statements in accordance with U.S. generally accepted accounting principles (GAAP) for interim financial information and the requirements of the Securities and Exchange Commission (SEC). As permitted under those rules, certain footnotes or other financial information have been condensed or omitted. The balance sheet as of December 31, 2014 has been presented for a better understanding of the impact of seasonal fluctuations on the Company’s financial condition.

In management’s opinion, the financial statements include all normal and recurring adjustments that are considered necessary for the fair presentation of the Company’s financial position and operating results. The results for the three-month period (first quarter) ended December 31, 2015 are not necessarily indicative of the results to be expected for the twelve months ending September 30, 2016 (fiscal year 2016 or “2016”).

The three-month periods ended December 31, 2015 and December 31, 2014 each had 62 business days.

These interim Condensed Consolidated Financial Statements should be read in conjunction with the audited Consolidated Financial Statements and Notes thereto contained in the Company’s fiscal year 2015 (“2015”) Annual Report on Form 10-K for the year ended September 30, 2015, collectively referred to as the “2015 Annual Report.”

At December 31, 2015, the carrying amount of cash and cash equivalents, accounts receivable, prepaid and other current assets, accounts payable and accrued expenses approximated fair value because of the short-term nature of these instruments. The Company measures its cash equivalents at amortized cost, which approximates fair value based upon quoted market prices (Level 1). Based upon recent trading prices (Level 2 — market approach) at December 31, 2015 the fair value of the Company’s $300.0 million senior unsecured notes was $309.0 million. As of December 31, 2015, the fair value of the Company’s New Senior Credit Facilities approximated the amount outstanding. The Company estimates the fair value of its New Senior Credit Facilities by discounting the future cash flows of each instrument using estimated market rates of debt instruments with similar maturities and credit profiles (Level 3).

Recent Accounting Pronouncements

In April 2015, the FASB issued ASU 2015-3, “Simplifying the Presentation of Debt Issuance Costs” to simplify the presentation of debt issuance costs. This new guidance requires that debt issuance costs related to a recognized debt liability be presented in the balance sheet as a direct deduction from the carrying amount of the associated debt liability, consistent with the required presentation for debt discounts. This update is effective for financial statements issued for fiscal years beginning after December 15, 2015 and interim periods within those fiscal years and early adoption is permitted. Upon adoption, an entity must apply the new guidance retrospectively to all prior periods presented in the financial statements. The Company elected to early adopt this new guidance effective October 1, 2015. The adoption of this standard changed the Company’s previous practice of presenting debt issuance costs as an asset and resulted in the reduction of total assets and total liabilities in an amount equal to the balance of unamortized debt issuance costs at each balance sheet date presented. Debt issuance costs that are now presented as a direct reduction from the carrying amount of the associated debt liability amounted to $30 million at December 31, 2015, $4 million at September 30, 2015, and $2 million at December 31, 2014.

2. Acquisitions

Roofing Supply Group

On October 1, 2015 (“Acquisition Date”), the Company acquired 100% of the equity of Roofing Supply Group, LLC (“RSG” or “RSG Acquisition”), a leading roofing products distributor owned by investment firm Clayton, Dubilier & Rice (“CD&R”). RSG’s results of operations have been included with Company’s consolidated results beginning October 1, 2015. RSG distributes roofing supplies and related materials from 85 locations across 25 states as of the date of the close.

BEACON ROOFING SUPPLY, INC.

Notes to Condensed Consolidated Financial Statements
(unaudited; in thousands, except share and per share data or otherwise indicated)

2. Acquisitions  – (continued)

Total consideration paid for RSG was approximately $1.2 billion, out of which $288 million was in cash, $307 million of Company’s common stock and option replacement awards, and $574 million in refinancing of RSG’s indebtedness. The RSG long-term debt was repaid simultaneously with the proceeds of a new ABL Revolver, Term Loan B and Senior Notes (see Note 7).

In connection with the RSG Acquisition, the Company was required to issue equity awards to certain RSG employees in replacement of RSG equity awards that were cancelled at closing. The replacement awards consisted of 661,349 shares of the Company’s common stock options with a weighted-average grant date fair value of $20.90. The terms and fair value of these awards approximated the cancelled RSG awards on the issuance date. The fair value of the replacement awards associated with services rendered through the date of the RSG Acquisition was recognized as a component of the total acquisition consideration, and the remaining fair value of the replaced awards associated with post RSG Acquisition services will be recognized as an expense on a straight-line basis over the remaining vesting period.

The RSG Acquisition has been accounted for as a business combination in accordance with the requirements of ASC 805 Business Combinations. The purchase price has been allocated among assets acquired and liabilities assumed at fair value based on information currently available, with the excess purchase price recorded as goodwill. The goodwill recognized is attributable primarily to expected synergies and the assembled workforce of RSG. These come from the synergies that are obtained in operating the branches as part of a larger network, and from an experienced employee base skilled at managing a distribution business. The Company’s allocation of the purchase price is subject to change on receipt of additional information, including, but not limited to, the finalization of intangible asset valuations, property, plant, and equipment valuations, and the Company’s continued review of assumed liabilities that may result in the recognition of additional or changes in the carrying amount of those liabilities on Beacon’s opening balance sheet and an adjustment to goodwill. An additional area where preliminary estimates are not yet finalized relates to deferred tax assets and liabilities. The Company has recorded purchase accounting entries on a preliminary basis as follows (in thousands):

Cash	$16,451
Accounts receivable	177,251
Inventory	179,651
Other current assets	50,707
Property, plant, and equipment	57,973
Other intangible assets (see Note 6)	382,100
Goodwill (see Note 6)	617,715
Current liabilities	(250,479)
Non-current liabilities	(61,918)
Total purchase price	$1,169,451

RSG’s future growth attributable to new customers, geographic market presence and assembled workforce are additional assets that are not separable and which contributed to recorded goodwill, of which $84 million is tax deductible. All of the Company’s goodwill plus the indefinite-lived trade name are tested for impairment annually, and all acquired goodwill and intangible assets are subject to review for impairment if indicators of impairment develop in the future. The fair value of accounts receivables acquired is $177 million, with the gross contractual amount being $186 million. The Company expects $9 million to be uncollectible.

There were no material contingencies assumed as part of this acquisition.

BEACON ROOFING SUPPLY, INC.

Notes to Condensed Consolidated Financial Statements
(unaudited; in thousands, except share and per share data or otherwise indicated)

2. Acquisitions  – (continued)

The actual revenue and net loss from the RSG Acquisition included in Company’s statements of operations for the three month period ended December 31, 2015 was approximately $340 million and $(21) million, respectively. The following represents the unaudited pro forma consolidated revenue and net loss for the Company for the period indicated as if the RSG Acquisition had been included in Company’s consolidated results of operations beginning October 1, 2014 (in thousands, except per share amount):

Three Months Ended December 31, 2014
Revenue	$876,953
Net loss	$(11,908)
Net loss per share	$(0.20)

The above pro forma results have been calculated by combining the historical results of the Company and RSG as if it had occurred on October 1, 2014, and adjusting the income tax provision as if it had been calculated on the resulting, combined results. The pro forma results include an estimate for all periods for intangible asset amortization (which is subject to change when the final asset values have been determined), stock compensation expense, interest expense, and also reflect the following 2016 expenses in fiscal 2015 instead of in 2016: $29.5 million of direct acquisition costs. No other material pro forma adjustments were deemed necessary, either to conform the 2015 acquisitions to Company’s accounting policies or for any other situation. The pro forma information is not necessarily indicative of the results that would have been achieved had the transactions occurred on October 1, 2014 or that may be achieved in the future.

Other acquisitions

In the three months ended December 31, 2015, the Company acquired 26 branches from the following three additional acquisitions:

•	On December 1, 2015, the Company purchased certain assets of RCI Roofing Supply (“RCI”), a distributor of residential and commercial roofing and related products with five branches across Nebraska, Iowa and Colorado with annual sales of approximately $23 million.
•	On December 18, 2015, the Company acquired 100% of the equity interests of Roofing and Insulation Supply (“RIS”), a distributor primarily of residential and commercial insulation along with roofing and related products with 20 branches spanning 13 states across New England, the Mid-Atlantic, the Southeast, the Upper Midwest, Texas and Colorado with annual sales of approximately $70 million.
•	On December 29, 2015, the Company purchased certain assets of Statewide Wholesale (“Statewide”), a distributor of residential and commercial roofing and related products located in Denver, Colorado with annual sales of approximately $15 million.

The Company recorded the preliminary acquired assets and liabilities at their estimated fair values at the acquisition date, with resulting goodwill of $51 million (which is deductible for tax purposes) and $32 million in intangible assets associated with these other acquisitions. The Company’s allocation of the purchase price is subject to change on receipt of additional information, including, but not limited to, the finalization of intangible asset valuations and property, plant, and equipment valuations.

The Company has not provided pro forma results of operations for any acquisitions besides RSG completed in fiscal years 2016 or 2015 herein as they were not material to the Company on either an individual or an aggregate basis. The Company included the results of operations of each acquisition in its consolidated statement of income from the date of each acquisition.

BEACON ROOFING SUPPLY, INC.

Notes to Condensed Consolidated Financial Statements
(unaudited; in thousands, except share and per share data or otherwise indicated)

3. Net Income per Share

Basic net income per common share is computed by dividing net income by the weighted-average number of common shares outstanding during the period. Diluted net income per common share is computed by dividing net income by the weighted-average number of common shares and dilutive common share equivalents then outstanding using the treasury stock method. Common equivalent shares consist of the incremental common shares issuable upon the exercise of stock options and vesting of restricted stock awards.

The following table presents the basic and diluted weighted-average shares outstanding for each period presented:

	Three Months Ended December 31,
	2015	2014
Weighted-average common shares outstanding	58,972,913	49,428,842
Effect of dilutive securities:
Stock option awards	748,678	476,941
Restricted stock awards	240,442	107,098
Shares for diluted net income per share	59,962,033	50,012,881

The following table includes the number of shares that may be dilutive common shares in the future. These shares were not included in the computation of diluted net income per share because the effect was either anti-dilutive or the requisite performance condition was not met.

	Three Months Ended December 31,
	2015	2014
Stock option awards	679,995	1,394,330
Restricted stock awards	88,407	266,497

4. Comprehensive Income and Capital Structure

The following table presents the activity included in stockholders’ equity during the three months ended December 31, 2015 (in thousands):

	Common Stock	Additional Paid-In Capital	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Total Stockholders’ Equity
Balance at September 30, 2015	$497	$345,934	$557,405	$(20,720)	$883,116
Issuance of common stock	94	315,715			315,809
Stock-based compensation		7,179			7,179
Net income			7,118		7,118
Other comprehensive loss				(2,469)	(2,469)
Amounts reclassified out of other comprehensive income, net of tax				400	400
Balance at December 31, 2015	$591	$668,828	$564,523	$(22,789)	$1,211,153

BEACON ROOFING SUPPLY, INC.

Notes to Condensed Consolidated Financial Statements
(unaudited; in thousands, except share and per share data or otherwise indicated)

4. Comprehensive Income and Capital Structure  – (continued)

Accumulated other comprehensive loss consists of adjustments related to the translation of foreign currencies and fair value adjustments associated with cash flow hedges. The following table presents the changes in accumulated other comprehensive income (loss), by component, during the three months ended December 31, 2015 (in thousands):

	Foreign Currency Translation	Derivative Financial Instruments	Accumulated Other Comprehensive Loss
Balance at September 30, 2015	$(19,293)	$(1,427)	$(20,720)
Other comprehensive income (loss) recognized in accumulated other comprehensive income, net of tax	(2,469)	—	(2,469)
Amounts reclassified out of other comprehensive loss, net of tax	—	400	400
Balance at December 31, 2015	$(21,762)	$(1,027)	$(22,789)

The reclassification of $0.4 million out of accumulated other comprehensive loss into the consolidated statement of operations during the three months ended December 31, 2015 is included in interest expense.

5. Stock-Based Compensation

On February 12, 2014, the shareholders of the Company approved the Beacon Roofing Supply, Inc. 2014 Stock Plan (the “2014 Plan”). The 2014 Plan provides for discretionary awards of stock options, stock, stock units and stock appreciation rights (“SARs”) for up to 5,100,000 shares of common stock to selected employees and non-employee directors. As of December 31, 2015, there were 1,877,407 shares of common stock available for awards under the 2014 Plan, subject to increase for shares that are forfeited or expire, or are used for tax withholding on stock awards and stock unit awards under the 2004 Plan (defined below) and the 2014 Plan.

Prior to the 2014 Plan, the Company maintained the amended and restated Beacon Roofing Supply, Inc. 2004 Stock Plan (the “2004 Plan”). Upon shareholder approval of the 2014 Plan, the Company ceased issuing equity awards from the pre-existing 2004 Plan and all future equity awards will be issued from the 2014 Plan.

The Company recognizes the cost of employee services rendered in exchange for awards of equity instruments based on the fair value of those awards at the date of the grant. Compensation expense for time-based equity awards is recognized, on a straight-line basis, net of forfeitures, over the requisite service period for the fair value of the awards that actually vest. Compensation expense for performance-based equity awards is recognized, net of forfeitures, by projecting the number of restricted units that are expected to vest based on the achievement of the underlying related performance measures.

For all equity awards granted prior to October 1, 2014, in the event of a change in control of the Company, all awards are immediately vested. Beginning in fiscal 2015, equity awards contain a “double trigger” change in control mechanism. Unless an award is continued or assumed by a public company in an equitable manner, an award shall become fully vested immediately prior to a change in control (at 100% in the case of a performance-based restricted stock award). If an award is so continued or assumed, vesting will continue in accordance with the terms of the award, unless there is a qualifying termination within one-year following the change in control, in which event the award shall become fully vested immediately (at 100% in the case of a performance-based restricted stock award).

Stock options

Non-qualified options generally expire 10 years after the grant date and, except under certain conditions, the options are subject to continued employment and vest in one-third increments over a three-year period following the grant dates. During the three months ended December 31, 2015 and 2014, the Company

BEACON ROOFING SUPPLY, INC.

Notes to Condensed Consolidated Financial Statements
(unaudited; in thousands, except share and per share data or otherwise indicated)

5. Stock-Based Compensation  – (continued)

recorded stock-based compensation expense related to stock option awards of $6.1 million and $1.6 million, respectively. As of December 31, 2015, there was $12.2 million of total unrecognized compensation cost related to unvested stock options. That cost is expected to be recognized over a weighted-average period of 2.22 years.

The following table illustrates the assumptions used in the Black-Scholes pricing model for options granted (inclusive of replacement options discussed in Note 2) during the three months ended December 31, 2015:

2015
Risk-free interest rate	1.56 – 1.87%
Expected volatility	30.96 – 36.40%
Expected life in years	5.57 – 5.60
Expected dividend yield	0.00%

Expected lives of the options granted are based primarily on historical activity, while expected volatilities are based on historical volatilities of the Company’s stock and consideration of public companies’ stock.

Information regarding the Company’s stock options is summarized below:

	Number of Shares	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Life	Aggregate Intrinsic Value
			(in years)	(in millions)
Outstanding at September 30, 2015	2,410,907	$24.55	6.3	$20.70
Granted	987,548	21.25
Exercised	(362,381)	21.50
Canceled	(11,528)	24.70
Outstanding at December 31, 2015	3,024,546	$23.83	6.5	$52.47
Vested or Expected to Vest at December 31, 2015	2,929,727	$23.69	6.5	$51.64
Exercisable at December 31, 2015	1,929,138	$21.77	4.9	$37.45

Restricted stock awards

During the three months ended December 31, 2015 and 2014, the Company recorded stock-based compensation expense related to restricted stock awards of $1.1 million and $0.7 million, respectively. As of December 31, 2015, there was $14.7 million of total unrecognized compensation cost related to unvested restricted stock awards. That cost is expected to be recognized over a weighted-average period of 2.24 years.

The total fair values of the restricted stock awards were determined based upon the number of shares or units and the closing prices of the Company’s common stock on the dates of the grants. The restricted stock awards granted to management are subject to continued employment, except under certain conditions, and will vest if the Company attains a targeted rate of return on invested capital at the end of a three-year period. The actual number of shares or units that will vest can range from 0% to 125% of the management grants depending upon actual Company performance below or above the target level and the Company estimates that performance in determining the projected number of shares or units that will vest and the related compensation cost. The restricted stock awards granted to non-employee directors are also subject to continued service, vest at the end of one year (except under certain conditions) and the underlying common shares will not be distributed until the date of the director’s termination of service on the Board, except that, beginning in fiscal year 2016, directors holding units with a value equal to five times the annual cash retainer may elect to have future grants settle simultaneously with vesting. Grants made prior to fiscal 2014 settle on a

BEACON ROOFING SUPPLY, INC.

Notes to Condensed Consolidated Financial Statements
(unaudited; in thousands, except share and per share data or otherwise indicated)

5. Stock-Based Compensation  – (continued)

date that is six months after the director’s termination of service on the board. In November 2013 and 2014, the Company also issued restricted stock awards that are subject to continued employment and will vest over three to five years. In May 2015, the Company also issued restricted stock awards that are subject to continued employment and will vest after two years.

Information regarding the Company’s restricted shares and units is summarized below:

	Number of Shares	Weighted- Average Grant Price
Outstanding at September 30, 2015	619,999	$31.95
Granted	191,691	39.48
Lapse of restrictions/conversions	—	—
Canceled	(108,530)	37.09
Outstanding at December 31, 2015	703,160	$34.08
Vested or Expected to Vest at December 31, 2015	636,595	$33.86

6. Goodwill and Intangible Assets

Goodwill

The following table sets forth the change in the carrying amount of goodwill for the Company during the period (in thousands):

	2015	2014
Balance at September 30,	$496,415	$466,206
Acquisition of RSG	617,715	—
Other Acquisitions	50,709	24,309
Translation and Other Adjustments	(2,728)	(1,190)
Balance at December 31,	$1,162,111	$489,325

In the current period, the change in the carrying amount of goodwill is attributable to the company’s acquisitions of RSG and the other acquisitions (see Note 2).

Intangible Assets

In connection with the acquisition of RSG and other acquisitions, we recorded intangible assets of $382 million, which includes $63 million of indefinite lived trademarks and $319 million of customer relationships. The weighted-average useful lives of the acquired assets are 18.96 years for customer relationships.

Intangible assets and other assets consisted of the following (in thousands):

	December 31, 2015	September 30, 2015	December 31, 2014	Weighted- Average Remaining Life
Amortizable intangible assets:
Non-compete agreements	$2,824	$2,824	$2,824	4.36
Customer relationships	542,187	191,852	190,388	18.96
Trademarks	1,100	1,100	700	4.03
Beneficial lease arrangements	610	610	610
	546,721	196,386	194,522
Less: Accumulated amortization	(132,294)	(119,081)	(106,999)
	414,427	77,305	87,523
Indefinite lived trademarks	73,050	9,750	9,750
Other assets	1,270	1,233	10,916
	$488,747	$88,288	$108,189

BEACON ROOFING SUPPLY, INC.

Notes to Condensed Consolidated Financial Statements
(unaudited; in thousands, except share and per share data or otherwise indicated)

6. Goodwill and Intangible Assets  – (continued)

During the period ended December 31, 2015, we recorded amortization expense in relation to the above-listed intangible assets of $15.1 million. During the period ended December 31, 2014, we recorded amortization expense of $3.6 million. The following table presents the estimated annual amortization expense for these intangible assets (in thousands):

2016 (Jan – Sept)	$52,776
2017	75,154
2018	61,766
2019	49,778
2020	39,891
Thereafter	135,062
$414,427

7. Financing Arrangements

Financing arrangements consisted of the following (in thousands):

	December 31, 2015	September 30, 2015	December 31, 2014
Senior Secured Credit Facility
Revolving Lines of Credit:
U.S. Revolver — expires October 1, 2020 (effective rate on borrowings 2.02% at December 31, 2015; 0.00% at September 30, 2015 and at December 31, 2014)	$316,523	$—	$—
Canadian revolver — expires October 1, 2020 (effective rate on borrowings 3.20% at December 31, 2015; 0.00% at September 30, 2015 and at December 31, 2014)	7,225	—	—
U.S. Revolver — expires October 1, 2020 (effective rate on borrowings of 4.00% at December 31, 2015; 0.00% at September 30, 2015 and at December 31, 2014)	19,477	—	—
Canadian revolver — expires March 31, 2017 (effective rate on borrowings 0.00% at December 31, 2015; 3.70% at September 30, 2015; and 4.00% at December 31, 2014); refinanced in first quarter of 2016	—	11,240	8,189
U.S. Revolver — expires March 31, 2017 (effective rate on borrowings of 0.00% at December 31, 2015 and at September 30, 2015; and 4.25% at December 31, 2014); refinanced in first quarter of 2016	—	—	15,100

BEACON ROOFING SUPPLY, INC.

Notes to Condensed Consolidated Financial Statements
(unaudited; in thousands, except share and per share data or otherwise indicated)

7. Financing Arrangements  – (continued)

	December 31, 2015	September 30, 2015	December 31, 2014
Term Loan:
Term Loan — matures October 1, 2022 (4.00% at December 31, 2015; 0.00% at September 30, 2015 and at December 31, 2014)	$437,298	$—	$—
Term Loan — matures March 31, 2017 (0.00% at December 31, 2015; 4.25% on September 30, 2015; and 2.17% at December 31, 2014); refinanced in first quarter of 2016	—	181,450	191,907
Total borrowings under Senior Secured Credit Facility	780,523	192,690	215,196
Less: current portion	(4,500)	(22,490)	(34,539)
Total long-term portion of borrowings under Senior Secured Credit Facility	$776,023	$170,200	$180,657
Senior Notes
Senior Notes — expires October 2023 (6.38% at December 31, 2015; 0.00% on September 30, 2015 and at December 31, 2014)	$290,091	$—	$—
Less: current portion	—	—	—
Total long-term portion of borrowings under Senior Notes	$290,091	$—	$—
Equipment Financing Facilities
Borrowings under various equipment financing facilities — various maturities through September 2021 and various fixed interest rates ranging from 2.33% to 4.49% at December 31, 2015; 2.33% to 4.49% at September 30, 2015; and 2.33% to 4.60% at December 31, 2014)	$24,121	$25,488	$29,629
Borrowings under various capital lease obligations various maturities through November 2021 and various fixed interest rates ranging from 2.72% to 10.39% at December 31, 2015; 0.00% at September 30, 2015 and December 31, 2014)	26,073	—	—
Less: current portion	(9,787)	(5,069)	(5,439)
Total long-term portion of borrowings under equipment financing facilities	$40,407	$20,419	$24,190

As a result of the RSG Acquisition, on October 1, 2015, the Company entered into a credit agreement governing the terms of a new $450 million seven-year senior secured term loan “B” facility (the “Term Loan B Facility”) and a new credit agreement governing the terms of a new senior secured asset-based revolving credit facility of up to $700 million, subject to a borrowing base (the “ABL Facility”) (collectively the “New Senior Credit Facilities”). The Company also raised $300 million by issuing 8 year senior notes due 2023 (the “Senior Notes”), having a coupon rate of 6.38% per annum, payable semi-annually in arrears.

BEACON ROOFING SUPPLY, INC.

Notes to Condensed Consolidated Financial Statements
(unaudited; in thousands, except share and per share data or otherwise indicated)

7. Financing Arrangements  – (continued)

Revolving Line of Credit Facilities

On October 1, 2015, the Company entered into a $700 million ABL Facility with Wells Fargo Bank, N.A. and a syndicate of other lenders. This ABL Facility consists of revolving loans in both the United States (“US Revolver”) in the amount of $670 million and Canada (“Canadian Revolver”) in the amount of $30 million CAD. The ABL Facility has a maturity date of October 1, 2020. The US Revolver has various tranches of borrowings, bearing interest at rates ranging from 1.92% to 4.00%. The effective rate of these borrowings is 2.13% and is paid monthly. At December 31, 2015, the outstanding balance on the US Revolver, net of debt issuance fees, was $336.0 million. The US Revolver also has outstanding standby letters of credit in the amount of $10.5 million as of December 31, 2015. The Canadian Revolver bears interest at 3.20% and has an outstanding balance of $10.0 million CAD ($7.2 million USD) at December 31, 2015. Current unused commitment fees on the revolving credit facilities are 0.25% per annum. There is one financial covenant under the ABL Facility, which is a Consolidated Fixed Charge Ratio. As defined in the ABL Facility, the Company’s ratio must be at least 1.00 to 1.00 at the end of each fiscal quarter, calculated on a trailing four quarter basis. The covenant is only applicable when the borrowing availability is less than 10% of the maximum loan cap or $60 million. Borrowings under the U.S. Revolver are guaranteed by the Issuer and will be guaranteed by any future domestic subsidiaries that guarantee the Senior Notes and the Term Loan B Facility (except with respect to Beacon Canada, Inc., as described below). Borrowings under the Canadian Revolver are guaranteed by the Issuer and Beacon Canada, Inc. and will be guaranteed by any future domestic subsidiaries that guarantee the Senior Notes and the Term Loan B Facility and certain foreign subsidiaries.

Term Loan

On October 1, 2015, the Company entered into a $450 million Term Loan B Facility with Citibank N.A., and a syndicate of other lenders. The Term Loan requires quarterly principal payments in the amount of $1.1 million, with the remaining outstanding principal to be paid on its maturity date of October 1, 2022. Outstanding principal on the Term Loan bears interest at 4.00% and is paid every six months. The Company has the option of selecting the rate at which interest can accrue on the Term Loan as well as the period in which interest payments are made. The Company elected to pay interest based on the six month LIBOR rate, subject to a minimum rate of 1.00%, in addition to a base rate of 3.00%. At December 31, 2015 the outstanding balance on the Term Loan, net of debt issuance fees, was $437.3 million. The Term Loan B is guaranteed jointly and severally and fully and unconditionally by all of the United States subsidiaries of the Company (except Beacon Canada, Inc., a domestic subsidiary with no material assets other than stock in a foreign subsidiary) but not by the Canadian subsidiaries of the Company.

Senior Notes

The Company also raised $300 million by issuing 8 year senior notes due 2023 (the “Senior Notes”), having a coupon rate of 6.38% per annum, payable semi-annually in arrears beginning April 1, 2016. There are early payment provisions in the Senior Note agreement in which the Company would be subject to penalties and “make whole” provisions. Management anticipates repaying the notes at the maturity date of October 1, 2023. The Senior Notes are guaranteed jointly and severally and fully and unconditionally by all of the United States subsidiaries of the Company (except Beacon Canada, Inc., a domestic subsidiary with no material assets other than stock in a foreign subsidiary) but not by the Canadian subsidiaries of the Company.

The proceeds from the New Senior Secured Credit Facilities and Senior Notes were used to provide working capital and funds for other general corporate purposes, refinance or otherwise extinguish all third-party indebtedness for borrowed money under Company’s and RSG’s existing senior secured credit facilities and RSG’s unsecured senior notes due 2020, to finance the acquisition, and pay fees and expenses associated with the RSG Acquisition Transaction. The Company incurred financing costs totaling approximately $31.2 million.

BEACON ROOFING SUPPLY, INC.

Notes to Condensed Consolidated Financial Statements
(unaudited; in thousands, except share and per share data or otherwise indicated)

7. Financing Arrangements  – (continued)

Since the New Senior Credit Facilities and the previous Term Loan financing arrangements had certain lenders who participated in both arrangements, management accounted for a portion of this transaction as a debt modification and a portion as a debt extinguishment. In accordance with the accounting for debt modification, the Company will amortize the previously capitalized issuance costs over the term of the New Senior Credit Facilities and expense the $2.2 million of direct issuance costs incurred related to the New Senior Credit Facilities. The remainder of the settlement of the Company’s previous debt arrangements was accounted for as debt extinguishment. The Company recognized a loss on extinguishment of $0.8 million.

The Senior Notes which are unsecured obligations of the Company are guaranteed jointly and severally and fully and unconditionally, on an unsecured senior basis, by each of the domestic subsidiaries that is a borrower under or that guarantees obligations under Term Loan B Facility (and any refinancing indebtedness). The Canadian subsidiaries have guaranteed the borrowings under the Canadian Revolver, but have not guaranteed the Senior Notes or borrowings under the Term Loan B Facility.

Annual principal payments for all outstanding borrowings for each of the next five years and thereafter are as follows (in thousands):

	Term Loan B Facility	ABL Facility	Senior Notes	Equipment Financing Facilities	Total
2016 (Jan – Sept)	$3,375	$—	$—	$7,343	$10,718
2017	4,500	—	—	10,336	14,836
2018	4,500	—	—	9,646	14,146
2019	4,500	—	—	10,298	14,798
2020	4,500	—	—	7,538	12,038
Thereafter	427,500	351,702	300,000	5,033	1,084,235
Subtotal	448,875	351,702	300,000	50,194	1,150,771
Less current portion	(4,500)	—	—	(9,787)	(14,287)
Total long-term debt	$444,375	$351,702	$300,000	$40,407	$1,136,484

8. Financial Instruments

Financial Derivatives

The Company used interest rate derivative instruments to manage the risk related to fluctuating cash flows from interest rate changes by converting a portion of its variable-rate borrowings into fixed-rate borrowings. On March 28, 2013, the Company entered into an interest rate swap agreement with a notional amount of $213.8 million which was scheduled to expire on March 31, 2017. This agreement swapped the thirty-day LIBOR to a fixed-rate of 1.38%. The instrument had scheduled reductions of the notional amount equal to $2.8 million per quarter, effectively matching the repayment schedule under the Term Loan. In October 2015, the Company settled its interest rate swap agreement resulting in a cash payment by the Company of $2.3 million. The pre-tax unrealized gain within accumulated other comprehensive income associated with the cancelled interest rate swap contract of $2.3 million is being amortized over the original life of the swap contract, through March 2017.

9. Leases

The Company mostly operates in leased facilities, which are accounted for as operating leases. The leases typically provide for a base rent plus real estate taxes. Certain of the leases provide for escalating rents over the lives of the leases and rent expense is recognized over the terms of those leases on a straight-line basis.

BEACON ROOFING SUPPLY, INC.

Notes to Condensed Consolidated Financial Statements
(unaudited; in thousands, except share and per share data or otherwise indicated)

9. Leases  – (continued)

The Company assumed operating leases as part of each of the 2016 acquisitions (see Note 2). At December 31, 2015, the minimum rental commitments under these acquired, non-cancelable operating leases with initial or remaining terms of more than one year were as follows:

Operating Leases
2016 (Jan – Sept)	12,105
2017	13,947
2018	7,916
2019	4,730
2020	2,476
Thereafter	1,908
Total minimum lease payments	$43,082

Rent expense for the acquired branches was $6.9 million in 2016. Sublet income was immaterial.

10. Foreign Net Revenue

Foreign (Canadian) net revenue totaled $45.1 million and $45.6 million in the three months ended December 31, 2015 and 2014, respectively.

11. Supplemental Guarantor Information

All of the Senior Notes issued by the Company (or Parent) are guaranteed jointly and severally by all of the United States subsidiaries of the Company (except Beacon Canada, Inc., a domestic subsidiary with no material assets other than stock in a foreign subsidiary) (collectively, the “Guarantors”), and not by the Canadian subsidiaries of the Company. Such guarantees are full and unconditional. Supplemental condensed consolidating financial information of the Company, including such information for the Guarantors, is presented below. The information is presented in accordance with the requirements of Rule 3-10 under Regulation S-X of the SEC. The financial information may not necessarily be indicative of results of operations, cash flows or financial position had the non-guarantor subsidiaries operated as independent entities. Investments in subsidiaries are presented using the equity method of accounting. The principal elimination entries eliminate investments in subsidiaries and intercompany balances and transactions. Separate financial statements of the Guarantors are not provided as the consolidating financial information contained herein provides a more meaningful disclosure to allow investors to determine the nature of the assets held by, and the operations of, the combined groups.

BEACON ROOFING SUPPLY, INC.

Notes to Condensed Consolidated Financial Statements
(unaudited; in thousands, except share and per share data or otherwise indicated)

11. Supplemental Guarantor Information – (continued)

BEACON ROOFING SUPPLY, INC.

Condensed Consolidating Balance Sheets
(unaudited; in thousands)

	December 31, 2015
	Parent	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations and Other	Consolidated Company
Assets:
Current assets:
Cash and cash equivalents	$—	$35,829	$8,754	$(12,373)	$32,210
Accounts receivable, less allowance of $8,510 as at September 30, 2014	—	466,415	23,378	(621)	489,172
Inventories, net	—	447,120	18,943	—	466,063
Prepaid expenses and other current assets	4,232	139,726	6,426	—	150,384
Deferred income taxes	3,052	28,890	—	(4)	31,938
Total current assets	7,284	1,117,980	57,501	(12,998)	1,169,767
Intercompany	—	824,837	—	(824,837)	—
Investments in consolidated subsidiaries	2,719,051	—	—	(2,719,051)	—
Deferred income taxes	15,980	—	160	(16,140)	—
Property and equipment, net	2,687	134,935	7,985	—	145,607
Goodwill	—	1,134,000	28,111	—	1,162,111
Intangibles, net	—	483,844	3,633	—	487,477
Other assets, net	1,232	38	—	—	1,270
Total assets	$2,746,234	$3,695,634	$97,390	$(3,573,026)	$2,966,232
Liabilities and equity:
Current liabilities:
Accounts payable	$19,364	$333,072	$7,763	$(12,994)	$347,205
Accrued expenses	1,511	144,611	5,425	—	151,547
Borrowings under revolver lines of credit	—	—	—	—	—
Deferred income taxes	—	—	4	(4)	—
Current portion of long-term obligations	4,500	9,787	—	—	14,287
Total current liabilities	25,375	487,470	13,192	(12,998)	513,039
Long-term debt, net of current portion	722,888	—	—	—	722,888
Borrowings under revolver lines of credit	—	336,000	7,225	—	343,225
Deferred income taxes	—	148,745	—	(16,140)	132,605
Long-term obligations under equipment financing and other, net of current portion	45	43,222	55	—	43,322
Intercompany	786,773	—	38,064	(824,837)	—
Total liabilities	1,535,081	1,015,437	58,536	(853,975)	1,755,079
Total stockholders’ equity	1,211,153	2,680,197	38,854	(2,719,051)	1,211,153
Total liabilities and stockholders' equity	$2,746,234	$3,695,634	$97,390	$(3,573,026)	$2,966,232

BEACON ROOFING SUPPLY, INC.

Condensed Consolidating Balance Sheets
(unaudited; in thousands)

	December 31, 2014
	Parent	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations and Other	Consolidated Company
Assets:
Current assets:
Cash and cash equivalents	$—	$24,872	$4,697	$(6,232)	$23,337
Accounts receivable, less allowance of $8,150 as at September 30, 2014	—	247,373	23,426	(1,416)	269,383
Inventories, net	—	291,890	22,780	—	314,670
Prepaid expenses and other current assets	—	70,525	6,450	—	76,975
Deferred income taxes	743	13,756	130	—	14,629
Total current assets	743	648,416	57,483	(7,648)	698,994
Intercompany	—	378,029	—	(378,029)	—
Investments in consolidated subsidiaries	1,374,778	—	—	(1,374,778)	—
Deferred income taxes	13,784	—	—	(13,784)	—
Property and equipment, net	2,693	76,088	9,522	—	88,303
Goodwill	—	455,620	33,705	—	489,325
Intangibles, net	13	93,888	3,372	—	97,273
Other assets, net	9,422	—	1,494	—	10,916
Total assets	$1,401,433	$1,652,041	$105,576	$(1,774,239)	$1,384,811
Liabilities and equity:
Current liabilities:
Accounts payable	$12,811	$152,121	$6,083	$(7,648)	$163,367
Accrued expenses	2,075	65,700	4,963	—	72,738
Borrowings under revolver lines of credit	15,100	—	8,189	—	23,289
Deferred income taxes	—	—	—	—	—
Current portion of long-term obligations	11,250	5,439	—	—	16,689
Total current liabilities	41,236	223,260	19,235	(7,648)	276,083
Long-term debt, net of current portion	180,657	—	—	—	180,657
Borrowings under revolver lines of credit	—	—	—	—	—
Deferred income taxes	—	77,021	928	(13,784)	64,165
Long-term obligations under equipment financing and other, net of current portion	7,949	26,091	72	—	34,112
Intercompany	341,797	—	36,232	(378,029)	—
Total liabilities	571,639	326,372	56,467	(399,461)	555,017
Total stockholders’ equity	829,794	1,325,669	49,109	(1,374,778)	829,794
Total liabilities and stockholders' equity	$1,401,433	$1,652,041	$105,576	$(1,774,239)	$1,384,811

BEACON ROOFING SUPPLY, INC.

Condensed Consolidating Statements of Operations
(unaudited; in thousands, except share and per share amounts)

	Three Months Ended December 31, 2015
	Parent	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations and Other	Consolidated Company
Net sales	$—	$931,484	$45,137	$(141)	$976,480
Cost of products sold	—	708,383	35,050	(141)	743,292
Gross profit	—	223,101	10,087	—	233,188
Operating expenses	31,172	167,014	8,158	—	206,344
Intercompany charges (income)	(7,847)	7,186	661	—	—
Income from operations	(23,325)	48,901	1,268	—	26,844
Intercompany interest expense, financing costs and other	9,874	6,238	144	—	16,256
Intercompany interest expenses (income)	(3,926)	3,537	389	—	—
Income before income taxes and equity in net income of subsidiaries	(29,273)	39,126	735	—	10,588
Provision for income taxes	(9,732)	13,007	195	—	3,470
Income before equity in net income of subsidiaries	(19,541)	26,119	540	—	7,118
Equity in net income of subsidiaries	26,659	—	—	(26,659)	—
Net income	$7,118	$26,119	$540	$(26,659)	$7,118
Net income per share:
Basic					$0.12
Diluted					$0.12
Weighted-average shares used in computing net income per share:
Basic					58,972,913
Diluted					59,962,033

	Three Months Ended December 31, 2014
	Parent	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations and Other	Consolidated Company
Net sales	$—	$550,502	$45,614	$(74)	$596,042
Cost of products sold	—	422,981	35,570	(74)	458,477
Gross profit	—	127,521	10,044	—	137,565
Operating expenses	9,420	95,638	8,687	—	113,745
Intercompany charges (income)	(6,698)	6,102	596	—	—
Income from operations	(2,722)	25,781	761	—	23,820
Interest expense, financing costs and other	(2,439)	65	151	—	2,655
Intercompany interest expense (income)	(3,914)	3,515	399	—	—
Income before income taxes and equity in net income of subsidiaries	(1,247)	22,201	211	—	21,165
Provision for income taxes	(510)	9,067	(299)	—	8,258
Income before equity in net income of subsidiaries	(737)	13,134	510	—	12,907
Equity in net income of subsidiaries	13,644	—	—	(13,644)	—
Net income	$12,907	$13,134	$510	$(13,644)	$12,907
Net income per share:
Basic					$0.26
Diluted					$0.26
Weighted-average shares used in computing net income per share:
Basic					49,428,842
Diluted					50,012,881

BEACON ROOFING SUPPLY, INC.

Condensed Consolidating Statements of Comprehensive Income
(unaudited; in thousands)

	Three Months Ended December 31, 2015
	Parent	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations and Other	Consolidated Company
Net income	$7,118	$26,119	$540	$(26,659)	$7,118
Other comprehensive income (loss):
Foreign currency translation adjustment	(2,469)	—	(2,469)	2,469	(2,469)
Total other comprehensive income (loss), net of tax	(2,469)	—	(2,469)	2,469	(2,469)
Comprehensive income	$4,649	$26,119	$(1,929)	$(24,190)	$4,649

	Three Months Ended December 31, 2014
	Parent	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations and Other	Consolidated Company
Net income	$12,907	$13,134	$510	$(13,644)	$12,907
Other comprehensive income (loss):
Foreign currency translation adjustment	(3,189)	—	(3,189)	3,189	(3,189)
Unrealized gain (loss) due to change in fair value of derivatives, net of tax	(35)	—	—	—	(35)
Total other comprehensive income (loss), net of tax	(3,224)	—	(3,189)	3,189	(3,224)
Comprehensive income	$9,683	$13,134	$(2,679)	$(10,456)	$9,683

BEACON ROOFING SUPPLY, INC.

Condensed Consolidating Statements of Cash Flows
(unaudited; in thousands)

	Three Months Ended December 31, 2015
	Parent	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations and Other	Consolidated Company
Net cash provided by operating activities	$(49,989)	$98,053	$4,778	$(8,167)	$44,675
Investing activities
Purchases of property and equipment	(566)	(1,578)	(9)	—	(2,153)
Acquisition of businesses	(941,156)	—	—	—	(941,156)
Proceeds from sales of assets	—	229	—	—	229
Intercompany activity	436,866	—	—	(436,866)	—
Net cash used in investing activities	(504,856)	(1,349)	(9)	(436,866)	(943,080)
Financing activities
Borrowings under revolving lines of credit	—	878,947	11,181	—	890,128
Repayments under revolving lines of credit	—	(534,470)	(14,908)	—	(549,378)
Borrowings under term loan	450,000	—	—	—	450,000
Repayments under term loan	(186,750)	—	—	—	(186,750)
Repayments under equipment financing facilities	—	(1,367)	—	—	(1,367)
Borrowings under Senior Notes	300,000	—	—	—	300,000
Payment of deferred financing costs	(18,890)	(8,923)	—	—	(27,813)
Proceeds from exercise of options	8,984	—	—	—	8,984
Excess tax benefit from equity-based compensation	1,501	—	—	—	1,501
Intercompany activity	—	(437,878)	1,012	436,866	—
Net cash (used in) provided by financing activities	554,845	(103,691)	(2,715)	436,866	885,305
Effect of exchange rate changes on cash	—	—	(351)	—	(351)
Net increase (decrease) in cash and cash equivalents	—	(6,987)	1,703	(8,167)	(13,451)
Cash and cash equivalents, beginning of period	—	42,816	7,051	(4,206)	45,661
Cash and cash equivalents, end of period	$—	$35,829	$8,754	$(12,373)	$32,210

BEACON ROOFING SUPPLY, INC.

Condensed Consolidating Statements of Cash Flows
(unaudited; in thousands)

	Three Months Ended December 31, 2014
	Parent	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations and Other	Consolidated Company
Net cash provided by operating activities	(20,701)	$54,900	$5,401	$589	$40,189
Investing activities
Purchases of property and equipment	(148)	(2,697)	(293)	—	(3,138)
Acquisition of businesses	(69,746)	—	—	—	(69,746)
Proceeds from sales of assets	—	115	—	—	115
Intercompany activity	85,392	—	—	(85,392)	—
Net cash used in investing activities	15,498	(2,582)	(293)	(85,392)	(72,769)
Financing activities
Borrowings under revolving lines of credit	147,507	—	—	—	147,507
Repayments under revolving lines of credit	(140,207)	—	(2,233)	—	(142,440)
Repayments under term loan	(2,812)	—	—	—	(2,812)
Repayments under equipment financing facilities	—	(1,412)	—	—	(1,412)
Proceeds from exercise of options	662	—	—	—	662
Excess tax benefit from equity-based compensation	53	—	—	—	53
Intercompany activity	—	(84,087)	(1,306)	85,393	—
Net cash (used in) provided by financing activities	5,203	(85,499)	(3,539)	85,393	1,558
Effect of exchange rate changes on cash	—	—	(113)	—	(113)
Net increase (decrease) in cash and cash equivalents	—	(33,181)	1,456	590	(31,135)
Cash and cash equivalents, beginning of period	—	58,053	3,241	(6,822)	54,472
Cash and cash equivalents, end of period	—	$24,872	$4,697	$(6,232)	$23,337